Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

NIC INC.
(a Colorado corporation)

(As Restated Effective November 5, 2007)

1. With amendment of 5-6-08

i

ii

AMENDED AND RESTATED

BYLAWS

OF

NIC INC.

*  *  *  *  *

ARTICLE I
OFFICES

Section 1.1.            Registered Office and Agent.  The initial registered office shall be CT Corporation System, 1675 Broadway, Suite 1200, Denver, CO 80202, and the name of the initial registered agent of the corporation at such address shall be CT Corporation System.

Section 1.2.            Offices.  The corporation may also have offices at such other places both within and without the State of Colorado as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1.            Annual Meetings.  Annual meetings of stockholders shall be held the first Tuesday in May, either within or without the State of Colorado, or at such other time and place as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing a Board of Directors, and transacting such other business as may properly be brought before the meeting.

Section 2.2.            Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Articles of Incorporation, may be called at any time by the Principal executive officer and shall be called by the Principal executive officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.3.            Notice of Meetings.  Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.4.            Quorum.  Except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat.  The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5.            Adjournments.  Notwithstanding any other provisions of the Articles of Incorporation or these Bylaws, the holders of a majority of the shares of stock of the corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 2.6.            Voting; Proxies.  Unless otherwise provided in the Articles of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.  Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.  The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 2.7.            Action by Consent of Stockholders.  Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock entitled to vote thereon.

Section 2.8.            List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.9.            Fixing Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  The Board of Directors shall not close the books of the corporation against transfer of shares during the whole or any part of such period.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.10.          Business to be Brought Before the Annual Meeting.  To be properly brought before the annual meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10 of Article II, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.10 of Article II.  In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation in the case of each subsequent annual meeting of stockholders.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the corporation which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.10.

The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10 of Article II, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.10 of Article II, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1.            Number; Qualifications.  The number of directors shall be at least three and not more than ten, subject to the provisions contained in the Articles of Incorporation.  Within that range, the number of directors shall be as stated by resolution adopted by the Board of Directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.  A director need not be a stockholder of the corporation.  A majority of the directors may elect from its members a chairman, who shall also serve as chairman of any annual or special meeting of the stockholders.  The chairman, if any, shall hold this office until his successor shall have been elected and qualified.

Section 3.2.            Vacancies.  Any vacancy in the Board of Directors, including vacancies resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.3.            Powers.  The business affairs and property of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.4.            Resignations.  Any director may resign at any time by written notice to the corporation.  Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5.            Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Colorado, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings.

Section 3.6.            Special Meetings.  Special meetings of the Board of Directors may be held whenever called by (i) the Chairman of the Board; (ii) the Principal executive officer; (iii) the Principal executive officer or Secretary on the written request of a majority of the Board of Directors; or (iv) resolution adopted by the Board of Directors.  Special meetings may be held within or without the State of Colorado as may be stated in the notice of the meeting.

Section 3.7.            Notice of Meetings.  Written notice of the time, place and general nature of the business to be transacted at all special meetings of the Board of Directors must be given to each director at least three days prior to the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.8.            Quorum; Vote Required for Action.  At all meetings of the Board of Directors, a majority of directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided by law or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; but a lesser number may adjourn the meeting from day to day, without notice other than announcement at the meeting, until a quorum shall be present.  Directors may participate in any meeting of the directors, and members of any committee of directors may participate in any meeting of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.9.            Action by Consent of Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the board or the committee of the board, as the case may be, consent thereto in writing, which may be in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee thereof.  Such writing(s) shall be manually executed if practicable, but if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

Section 3.10.          Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 3.11.          Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance at each regular or special meeting or any committee thereof.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.12.          Removal.  Except as provided in the Articles of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.  The notice calling such meeting shall state the intention to act upon such matter, and, if the notice so provides, the vacancy or vacancies caused by such removal may be filled at such meeting by a vote of the majority of the shares entitled to vote at an election of directors.

Section 3.13.          Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee.  The alternate members of any committee may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Articles of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a Certificate of Ownership and Merger.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.  Members of special or standing committees shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

Section 3.14.          Nomination of Directors.  Only persons who are nominated in accordance with-the following procedures shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.14 of Article III, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.14 of Article III.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the corporation, not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation, and (ii) with respect to an election to be held at a special meeting of stockholders of the corporation for the election of directors, not later than the closing of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.  Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder, and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

In the event that a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.14 of Article III.  The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 3.14 of Article III, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.14 of Article III.

ARTICLE IV
NOTICES

Section 4.1.            Notices.  Whenever any notice is required to be given under the provisions of these Bylaws or of the Articles of Incorporation to any director or stockholder, such notice must be in writing and may be given in person, in writing or by mail, telegram, telecopy or other similar means of visual communication, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage or other transmittal charges thereon prepaid.  Such notice shall be deemed to be given (i) if by mail, at the time when the same shall be deposited in the United States mail and (ii) otherwise, when such notice is transmitted.

Section 4.2.            Waiver of Notice.  Whenever any notice is required to be given under the provisions of the Bylaws or of the Articles of Incorporation to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 5.1.            Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.  The officers of the corporation shall be elected or appointed by the Board of Directors and may include, at the discretion of the Board, a Chairman of the Board, a Principal executive officer whose title shall be decided by the Board, a Secretary, a Treasurer and such Executive, Senior or other Vice Principal executive officers and other officers as may be determined by the Board of Directors.  Any number of offices may be held by the same person.  The officers of the corporation shall hold office until their successors are chosen and qualified, except that any officer may resign at any time by written notice to the corporation and the Board of Directors may remove any officer at any time at its discretion with or without cause.  Any vacancies occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 5.2.            Powers and Duties.  The officers of the corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as shall be determined from time to time by the Board of Directors.  The Chairman of the Board, if one is elected, and otherwise the Principal executive officer, shall preside at all meetings of the Board.  The Principal executive officer shall preside at all meetings of the Stockholders.

ARTICLE VI
STOCK

Section 6.1.            Stock.  The shares of the corporation shall be represented by certificates or shall be uncertificated.  Each registered holder of stock represented by a certificate, upon written request to the corporation, shall be provided with a certificate of stock representing the number of shares owned by such holder.  Certificates representing the corporation’s capital stock, if any, shall be in such form as required by law and as approved by the Board.  Each such certificate shall be signed (either manually or by facsimile) in the name of the corporation by the Chair or Vice Chair of the Board, Principal executive officer or any Vice-Principal executive officer, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the corporation.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.2.            Certificates Issued for Partly Paid Shares.  Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 6.3.            Facsimile Signatures.  Any of or all the signatures on certificated shares may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.4.            Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  With respect to any stock represented by a certificate, the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.5.            Transfer of Stock.  Subject to any restrictions on transfer, and unless otherwise provided by the Board of Directors, transfers of stock shall be made upon the books of the corporation: (i) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s), or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1.            Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

Section 7.2.            Fiscal Year.  The fiscal year of the corporation shall be the calendar year.

Section 7.3.            Seal.  The seal of the corporation shall be in such form as the Board of Directors shall prescribe.

Section 7.4.            Amendments.  These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or, unless expressly prohibited by a particular Bylaw, by the Board of Directors (i) at any regular meeting of the stockholders or of the Board of Directors (ii) or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws shall be contained in the notice of such special meeting.  The power to adopt, amend or repeal Bylaws conferred upon the Board of Directors shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

ARTICLE VIII
INDEMNIFICATION

Section 8.1.            Indemnification.  The corporation agrees and hereby does undertake to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, all as set forth in Section 7-109-101 et seq. (as such provision shall be amended from time to time) of the Colorado Business Corporation Act (“CBCA”).

Section 8.2.            Insurance.  The corporation may purchase and maintain insurance on behalf of a person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or of any other person or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VIII and the provisions of the CBCA.  Any such insurance may be procured from any insurance company designated by the Board of Directors of the corporation, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has equity or any other interest, through stock ownership or otherwise.

Section 8.3.            Advancement of Expenses.  Without limiting the generality of this Article VIII, the corporation shall advance the expenses incurred by any person entitled to indemnification hereunder in connection with any action, suit or proceeding within ten (10) days after the receipt by the corporation of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any such action, suit or proceeding.  Provided that the person seeking advances has furnished the undertaking, if any, required by CBCA Section 7-109-104(1), advances shall be unsecured and interest free, and shall be made without regard to such person’s financial ability to make repayment of the expenses, and without regard to such person’s ultimate entitlement to indemnification, other than as required by CBCA 7-109-104(1)(c).  Advances shall include any and all expenses incurred pursuing an action to enforce this right of advancement, including expenses incurred preparing and forwarding statements to the corporation to support the advances claimed.  The person entitled to indemnification shall qualify for advances solely upon the compliance with the requirements of CBCA 7-109-104, and the Company shall promptly make the determinations required thereunder with respect to any request for advances.

Section 8.4.            Nonexclusive.  The provisions provided herein with regard to indemnification shall not be construed as a limitation on indemnification.  Indemnification shall at all times be allowed to the fullest extent as is now, or in the future, provided for under the CBCA.